EXHIBIT 99.1

                                   GRANT PARK
                                  FUTURES FUND

                   GRANT PARK WEEKLY PERFORMANCE STATISTICS *
                                     8/05/05

                          WEEKLY ROR         MTD ROR          YTD ROR
CLASS A UNITS               -1.27%           -1.27%           -5.76%
CLASS B UNITS               -1.29%           -1.29%           -6.29%

* Subject to independent verification

               WEEKLY COMMENTARY FOR THE WEEK ENDED AUGUST 5, 2005


The Grant Park Futures Fund reported losses over the previous trading week. Setbacks came mainly from positions in the fixed income, currency and agricultural/soft commodity sectors. Positions in the energy sector were responsible for the bulk of gains.

Long positions in the fixed income sector sustained losses as European financial markets settled lower for the week. The British long gilt and short sterling contracts closed down despite the fact that the Bank of England lowered short-term interest rates on Thursday. Analysts said that investors had anticipated a rate cut as worries grew over a drop in consumer spending since the terrorist attacks in July. Uncertainty as to whether the rate cut was a "one off" occurrence or the beginning of an easing cycle prompted traders to sell financial instruments. Longs in the Euro bund, Eurex BOBL and EuroSwiss lost ground as those contracts softened following a decision by the European Central Bank to leave interest rates unchanged. Financial prices fell further following word on Friday that the U.S. economy added 207,000 new jobs during the month of July. Economists had anticipated an increase of 175,000 to the payroll totals. Longs in the Canadian government bond and Australian Ten-year bond also lost ground.

The U.S. dollar was lower for the session, leading to losses from short positions in the foreign currencies. The dollar reached a two-month low against the euro during the week amid continuing speculation that some Middle East central banks might consider shifting some of their reserves into the European common currency. The greenback rebounded off of its lows following the U.S. employment report but still closed lower as the European currencies remained strong following the ECB's decision to not lower interest rates. The euro gained a little more than 2 cents against the dollar while the Swiss franc was 1.48 cents higher. The British pound was a little more than 2 cents higher, bringing losses to short positions. Longs in the U.S. dollar index were setback as the contract fell 1.28 points by Friday's close.

Long positions in the agricultural/soft commodity sector were unprofitable as grain prices on the Chicago Board of Trade were lower for the week. November soybeans closed at $6.69 per bushel, 17.75 cents lower than last week's settlement. Analysts said that forecasts of rain in the Midwest combined with some technical and fund-based selling to push prices lower. Longs in corn lost as the December contract fell 13.75 cents to $2.3450 per bushel. December soybean meal fell $3.60 per ton while December soybean oil was 0.71 cents lower, leading to losses.

              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
                 FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK
                      AND IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                           OFFERING BY PROSPECTUS ONLY

[LOGO]                                          555 West Jackson Blvd, Suite 600
Dearborn Capital Management, LLC                               Chicago, IL 60661
                                                 (312) 756-4450 o (800) 217-7955
                                                            o FAX (312) 756-4452
                                             Performance Hotline: (866) 516-1574
                                                website: www.dearborncapital.com
                                               e-mail: funds@dearborncapital.com

Lastly, long positions in the energy sector gained ground as a number of refinery outages in the United States pushed prices higher. Unplanned shutdowns at six North American refineries since late July gave investors concern over summertime fuel supplies and helped the price of September unleaded gasoline close at $1.8322 per gallon, 10.61 cents higher than last week's settlement. Crude oil recorded its highest settlement price ever at $62.31 per barrel, a $1.74 increase for the week. Natural gas futures were 81.5 cents better at $8.70 per Btu on concerns that heavy demand for electricity might erode winter gas inventories. Heating oil was 5.50 cents better at $1.7312 per gallon.































              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
                 FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK
                      AND IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                           OFFERING BY PROSPECTUS ONLY

[LOGO]                                          555 West Jackson Blvd, Suite 600
Dearborn Capital Management, LLC                               Chicago, IL 60661
                                                 (312) 756-4450 o (800) 217-7955
                                                            o FAX (312) 756-4452
                                             Performance Hotline: (866) 516-1574
                                                website: www.dearborncapital.com
                                               e-mail: funds@dearborncapital.com